Employment Agreement

                This Agreement is made and entered into as of the 1st day of June, 2007, by and between Integrity Mutual Funds, Inc., a North Dakota corporation (hereinafter referred to as the "Company"), and Bradley Wells (hereinafter referred to as the "Employee");

Witnesseth:

                Whereas, Capital Financial Services, Inc., a Wisconsin corporation ("CFS"), is a wholly-owned subsidiary of the Company; and

                Whereas, the Company desires to retain the services of the Employee to direct and oversee the business activities of CFS;

Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the Company and the Employee hereby agree as follows:

                1.             Employment.  The Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

                2.             Term.  Subject to the provisions for earlier termination hereinafter set forth, the term of employment hereunder shall commence on the date hereof and end on the day preceding the second anniversary of the date hereof (the "Employment Period").

                3.             Compensation.  The Company agrees to provide the Employee with the following compensation for all services rendered by the Employee under this Agreement:

                  3.1.        Compensation.  Addendum A attached hereto lists eligible Registered Representatives recruited through May 31, 2007, the percentages to be applied to gross dealer concessions ("GDC's") applicable to each Registered Representative, and expiration dates applicable to each Registered Representative.  The Employee will be paid monthly an amount with respect to each Registered Representative listed on Addendum A equal to that percentage listed on Addendum A after the name of such Registered Representative of the monthly GDC of such Registered Representative, starting June 1, 2007, to and including the applicable expiration date for such Registered Representative listed on Addendum A. These monthly payments are to be made as compensation for services under this Agreement and in connection with the Employee's previous employment agreement with ND Holdings, Inc.  In no event shall the Employee be entitled to such monthly payments with respect to any Registered Representative beyond the applicable expiration date for such Registered Representative, or with respect to any person or entity not listed on Addendum A.  In the event that a Registered Representative ceases to be registered with CFS for any reason prior to the expiration date applicable to such Registered Representative, such monthly payments payable to the Employee with respect to such Registered Representative shall cease upon the earlier to occur of (i) the expiration date applicable to such Registered Representative or (ii) the ninetieth (90th) day after such Registered Representative ceases to be registered with CFS.

                  3.2.        Other Benefits.  To the extent that the Employee is otherwise eligible to participate therein, during the Employment Period the Employee shall be entitled to participate in and receive the benefits of any and all pension, retirement, vacation, profit sharing, health, disability, insurance and other benefit plans, programs and policies, if any, which may be maintained by the Company from time to time during the term hereof.

                 4.             Duties.  The Employee shall serve as the Senior Vice President Retail Administration of the Company.  As such, the Employee's duties and responsibilities shall include, but shall not be limited to:

                    (i)        Reporting to the President of the Company;

                   (ii)        Supervising the administration and operations of CFS;

                  (iii)        Directing the organization charged with administering and monitoring regulated activities to interpret and clarify laws and ensure compliance with laws;

                  (iv)        Directing and coordinating activities of CFS to maximize returns on investments and increased productivity;

                   (v)        Developing, planning, organizing and administering policies and procedures for CFS to ensure administrative and operational objectives are met;

                  (vi)        Consulting with staff and others in government, business and private organizations to discuss issues, coordinate activities and resolve problems;

                 (vii)        Evaluating findings of investigations, surveys and studies to formulate policies and techniques and recommending improvements for personnel actions, programs or business services;

                (viii)        Preparing, reviewing and submitting reports concerning activities, expenses, budgets and other items affecting CFS;

                   (ix)        Conducting or directing investigations to resolve complaints and violations of laws;

                    (x)        Developing, directing, and coordinating testing, hiring, training and evaluation of staff personnel;

                   (xi)        Participating in activities to promote business and expand services, and providing technical assistance in conducting conferences;

                  (xii)        Delivering speeches, writing articles and presenting information for the Company at meetings or conventions to promote services, exchange ideas and accomplish objectives;

                 (xiii)        Implementing corrective action plan to solve problems;

                (xiv)        Preparing budget and directing and monitoring expenditures of department funds;

                 (xv)        Directing, planning and implementing policies and objectives of the Company and its business in accordance with articles of incorporation, bylaws and board of directors;

                (xvi)        Analyzing operations to evaluate performance of CFS and staff and determining areas of cost reduction and program improvement;

               (xvii)        Directing and coordinating the financial and budget activities of CFS to fund operations, maximize investments and increase efficiency;

              (xviii)        Directing and coordinating activities of business or department concerned with production, pricing, sales, and/or distribution of products;

                 (xix)        Directing non-merchandising departments of business, such as advertising, purchasing, credit and accounting;

                  (xx)        Overseeing internal control procedures;

                 (xxi)        Screening, selecting, hiring, transferring and discharging employees.

                (xxii)        Promoting objectives of CFS and its business before associations, public, government agencies or community groups;

               (xxiii)        Negotiating or approving contracts with suppliers and distributors;

               (xxiv)        Directing and coordinating activities of business involved with buying and selling investment products and financial services;

                (xxv)        Assigning or delegating responsibilities to subordinates;

               (xxvi)        Reviewing financial statements and sales and activity reports to ensure that the objectives of CFS are achieved;

              (xxvii)        Conferring with Company board members, Company management and CFS staff members to establish policies and formulate plans; and

             (xxviii)        Directing activities of CFS to plan procedures, establish responsibilities and coordinate functions among departments and sites.

The Employee shall also be responsible for the performance of such other duties and responsibilities as may be prescribed from time to time by the President or Board of Directors of the Company.

                5.             Extent of Service.  During the Employment Period, the Employee agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform such responsibilities competently and in good faith.

                6.             Working Facilities.  The Employee shall be furnished with office space, furnishings, secretarial assistance and such other facilities and services as thePresident of the Company shall decide are reasonably necessary for the performance of the Employee's duties.

                7.             Expenses.  The Company will reimburse the Employee for such reasonable business expenses which are incurred by the Employee in promoting the business of the Company upon the presentation by the Employee from time to time (and at least monthly) of an itemized account of such expenditures containing such detail as may be reasonably required bythe President of the Company.

                8.             Termination of Employment.

                  8.1.        Disability.  If the Board of Directors of the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Board of Directors of the Company may give written notice to the Employee of its intention to terminate the Employee's employment.  In such event, the Employee's employment with the Company shall terminate effective on the 10th day after delivery of such notice to the Employee (the "Disability Effective Date"), provided that, within the 10 days after such delivery, the Employee shall not have returned to full-time performance of the Employee's duties.  For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time or part-time basis for 30 consecutive business days as a result of incapacity due to mental or physical illness.

                  8.2.        Cause.  The Company may terminate the Employee's employment during the Employment Period for Cause.  For purposes of this Agreement, "Cause" shall mean:

                    (i)        the failure of the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a written demand for performance is delivered to the Employee by the President of the Company which specifically identifies the manner in which the President of the Company believes that the Employee has not performed the Employee's duties; provided, however, if such failure can be reasonably cured by the Employee so that the Company shall not have suffered any damage or detriment as a result of such failure, the Employee shall have the opportunity to cure such failure to the satisfaction of the President of the Company within ten (10) calendar days after receipt of such written demand;

                   (ii)        any conduct by the Employee which is or is reasonably likely to be materially injurious or detrimental to the Company, its shareholders, employees, suppliers or customers;

                  (iii)        any material violation of any rules or policies of the Company; provided, however, if such material violation can be reasonably cured by the Employee so that the Company shall not have suffered any damage or detriment as a result of such material violation, the Employee shall have the opportunity to cure such material violation to the satisfaction of the President of the Company within ten (10) calendar days after receipt of such written demand; or

                  (iv)        the commission of a felony by the Employee.

                  8.3.        Good Reason.  The Employee's employment may be terminated by the Employee for Good Reason.  For purposes of this Agreement, "Good Reason" shall mean:

                    (i)        any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

                   (ii)        any purported termination by the Board of Directors of the Company of the Employee's employment otherwise than as expressly permitted by this Agreement.

                  8.4.        Notice of Termination.  Any termination by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11.7 hereof.  For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).  The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

                  8.5.        Date of Termination.  As used in this Agreement, "Date of Termination" means (i) if the Employee's employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (iii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

                9.             Obligations of the Company upon Termination.

                  9.1.        Good Reason; Other Than for Cause.  If,during the Employment Period, the Company shall terminate the Employee's employment other than for Cause or Disability or the Employee shall terminate his employment for Good Reason, such termination shall constitute a breach of contract by the Company and the Company shall, subject to the provisions of Section 9.2 hereof, pay the Employee, as liquidated damages, and not as a penalty, the monthly payments provided in Section 3.1 hereof.

                  9.2.        Mitigation of Damages.  If the Employee's employment is terminated pursuant to Section 9.1 hereof, the Employee shall have the duty to use his reasonable efforts to mitigate his damages by seeking employment comparable to his employment with the Company with respect to position, compensation and geographic location.

                  9.3.        Death.  If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, this Agreement shall terminate without further obligations by the Company to the Employee's legal representatives under this Agreement other than for payment of the compensation set forth under Section 3 hereof accrued up to the date of the Employee's death.

                  9.4.        Disability.  If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations by the Company to the Employee under this Agreement other than for payment of the compensation set forth in Section 3 hereof accrued up to the Date of Termination.

                  9.5.        Cause; Other than for Good Reason.  If the Employee's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations of the Company to the Employee under this Agreement other than the payment of the compensation set forth in Section 3 hereof accrued up to the Date of Termination.  If the Employee voluntarily terminates his employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations of the Company to the Employee under this Agreement other than the payment of the compensation set forth in Section 3 hereof accrued up to the Date of Termination.

                10.           Restrictive Covenants.

                10.1.        The Employee agrees that all customer, supplier and distributor lists, financial data, computer software programs, source codes, plans, contracts, agreements, literature, manuals, catalogs, brochures, books, records, maps, correspondence and other materials furnished to the Employee by the Company, or any of its Affiliates, or secured through the efforts of the Employee, relating to the business conducted by the Company or any of its Affiliates, are and shall remain the property of the Company, and/or its Affiliates, and the Employee agrees to deliver all such materials, including all copies thereof, to the Company upon the termination of the Employee's employment hereunder, or at any other time at the Company's request.

                10.2.        The Employee agrees that the Employee will not at any time during or after the Employee's employment with the Company reveal, divulge or make known to any person, firm or corporation any trade secrets or confidential business information relating to the business of the Company or any of its Affiliates, and will retain all such knowledge and information in trust in a fiduciary capacity for the sole benefit of the Company, its Affiliates and their respective successors and assigns.

                10.3.        In the event that any court shall finally hold that any provision of this Section 10 constitutes an unreasonable restriction against the Employee, the Employee agrees that the provisions hereof shall not be rendered void but shall apply as to such time, territory and other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.  The Company and the Employee each request that any such court which holds that any of the provisions of this Section 10 constitutes an unreasonable restriction against the Employee make a determination of what would constitute a reasonable restriction under the circumstances involved and to reform this Agreement accordingly.

                10.4.        Except as expressly provided in any other written agreement between the Company and the Employee, the provisions of this Section 10 shall survive the termination of the term of this Agreement and the termination of the Employee's employment with the Company and shall run to and inure to the benefit of the Company, its Affiliates and their respective successors and assigns.

                11.           General.

                11.1.        This Agreement supersedes all prior agreements and understandings between the Employee and the Company or any of its Affiliates or their respective directors, officers, shareholders, employees, attorneys, agents or representatives, and constitutes the entire Agreement between the parties, respecting the subject matter hereof and there are no representations, warranties or commitments other than those expressed herein.

                11.2.        The Employee represents and warrants to the Company that the Employee is not a party to or bound by, and the employment of the Employee by the Company or the Employee's disclosure of any information to the Company or its utilization of such information will not violate or breach any, employment, retainer, consulting, license, non-competition, non-disclosure, trade secrets or other agreement or understanding between the Employee and any other person, partnership, corporation, joint venture, association or other entity.

                11.3.        No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by the Employee and the President of the Company and approved by the Compensation Committee and Board of Directors of the Company.

                11.4.        The Employee agrees to indemnify the Company and its Affiliates against, and to hold the Company and its Affiliates harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorneys' fees, which the Company or any of its Affiliates may sustain as a result of, or in connection with, either directly or indirectly, the Employee's breach or violation of any of the provisions of this Agreement.  The Company agrees to indemnify the Employee against, and to hold the Employee harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorneys' fees, which the Employee may sustain as a result of, or in connection with, either directly or indirectly, the Company's breach or violation of any of the provisions of this Agreement.

                11.5.        The Employee hereby agrees that in the event of the violation by the Employee of any of the provisions of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by the Employee or to enjoin the Employee from engaging in any activity in violation hereof.

                11.6.        The waiver by the Company or the Employee of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                11.7.        Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, or when sent by recognized overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                                If to the Company:

                                                Integrity Mutual Funds, Inc.
                                                1 Main Street North
                                                Minot, North Dakota  58703
                                                Attention:              President

                                                If to the Employee:

                                                Bradley Wells
                                                2705 Bel Air Drive
                                                Minot, ND  58703

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other party hereto.  Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed delivered, given and received for all purposes of this Agreement when delivered personally, as of three business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof, one business day after deposit with a recognized overnight courier service.  Notice given to a party hereto by any other method shall only be deemed to be delivered, given and received when actually received in writing by such party.

                11.8.        This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective heirs, personal representatives, successors and assigns.

                11.9.        This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota.

              11.10.        This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

In Witness Whereof, the parties hereto have executed this Employment Agreement as of the day and year first above written.

Integrity Mutual Funds, Inc.                               Employee:

By______________________________                     __________________________________

    Its_____________________________                                    Bradley Wells